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                                 EXHIBIT 10.50


                       GREEMENT BETWEEN JAMES L. SLATTERY

         In December 1999, at Mr. Slattery's request in anticipation of his desire to retire in August 2000, Mr. Slattery's schedule was reduced to no more than twenty-five (25) hours per week with a commensurate reduction in, his compensation.